UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2024 (June 12, 2024)

BLACKROCK DIRECT LENDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-56231	85-3439073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2951 28th Street, Suite 1000 Santa Monica, California	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 566-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒     Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.

At 9:30 a.m. (Pacific Time) on June 12, 2024, Blackrock Direct Lending Corp. (“BDLC”) reconvened its 2024 Annual Meeting of Stockholders via live Internet webcast (the “Meeting”). At the Meeting, BDLC’s stockholders voted on one proposal, which was approved. The proposal is described in detail in BDLC’s definitive proxy statement for the Meeting as filed with the Securities and Exchange Commission (the “SEC”) on April 3, 2024 and as supplemented on May 10, 2024. As of March 27, 2024, the record date, BDLC had 23,753,110 shares of common stock outstanding. The final voting results from the Meeting were as follows:

Proposal 1. BDLC’s stockholders elected five directors to the Board of Directors of BDLC. Each of Eric J. Draut, Rajneesh Vig, Maureen K. Usifer, Philip Tseng and Karen L. Leets will serve until the 2025 Annual Meeting of the Stockholders, or until his or her successor is duly elected and qualifies. The five directors were elected pursuant to the voting results set forth below:

Name	For	Withheld	Broker Non-Votes
Eric J. Draut	23,753,110	0	0
Rajneesh Vig	23,753,110	0	0
Maureen K. Usifer	23,753,110	0	0
Philip Tseng	23,753,110	0	0
Karen L. Leets	23,753,110	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKROCK DIRECT LENDING CORP.

Date: June 12, 2024

	By:	/s/ Erik Cuellar
	Name:	Erik Cuellar
	Title:	Chief Financial Officer